UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2019

Ecoark Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5899 Preston Road #505, Frisco, TX	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 479-259-2977

1010 NW J Street, Suite I, Bentonville, AR 72712
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	ZEST	OTCQX

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2019, Jay Oliphant resigned as the Company’s Principal Financial Officer and Controller. Pursuant to a Separation Agreement with the Company (the “Separation Agreement”), Mr. Oliphant received his normal monthly salary through May 15, 2019. In connection with his resignation, Mr. Oliphant entered into a Consulting Agreement with the Company (the “Consulting Agreement”) for a term of six months beginning May 16, 2019 for $6,100 per month. Under the Consulting Agreement, Mr. Oliphant has agreed to assist the Company with financial reporting and related matters.

Brad Hoagland, 37, was appointed as the Principal Financial Officer to replace Mr. Oliphant. Mr. Hoagland has served as the Managing Member of Trend Discovery Capital Management, an investment fund, since 2011. Mr. Hoagland received a Bachelor of Arts in Economics from Bucknell University, holds the Chartered Financial Analyst (CFA) designation and is a Level III candidate in the Charted Market Technician Program.

The foregoing description of the Separation Agreement and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibits filed with this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	10.1	Separation Agreement between the Company and Jay Oliphant, dated May 15, 2019
	10.2	Consulting Agreement between the Company and Jay Oliphant, dated May 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

May 21, 2019	Ecoark Holdings, Inc.

	By:	/s/ Randy May
Randy May
Chief Executive Officer

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